UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2004

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	0-4041	84-0518115
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Inverness Way East, Ste. 150, Englewood, CO

80112

(Address of Principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code 303-799-8520

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFT230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b)

☐  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17CFR240.13e-4(c))

Item 8.01.      Other Events.

Eugene E. Prince, Chairman of the Board of Allied Motion Technologies Inc. (the “Company”), in relation to his personal retirement planning, entered into a stock trading plan in accordance with Rule 10b5-1(c) of the Securities Exchange Act of 1934 to sell up to 60,000 shares of the Company’s common stock.  The plan provides for sales of specified share amounts of approximately 10,000 shares per month at market prices, subject to specified minimum prices.  Sales pursuant to this plan may commence on December 13, 2004 and end on May 20, 2005.  This plan was established during the Company’s trading “window”.  Mr. Prince has informed the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED MOTION TECHNOLOGIES INC.

DATE: December 3, 2004	By:	/s/ Richard D. Smith
Chief Executive Officer and Chief Financial Officer